Exhibit 99.3

PDL BioPharma, Inc.
Q2 2017
August 3, 2017

Following are some of the key points regarding PDL’s second quarter 2017 financial and business results.

Highlighted Financial Results from Q2 2017

•	Total revenues of $143.8 million and $189.3 million for the three and six months ended June 30, 2017, respectively.

•	GAAP diluted EPS of $0.39 and $0.42 for the three and six months ended June 30, 2017, respectively.

•	GAAP net income attributable to PDL’s shareholders of $60.4 million and $67.7 million for the three and six months ended June 30, 2017, respectively.

•	Non-GAAP net income attributable to PDL’s shareholders of $40.2 million and $53.5 million for the three and six months ended June 30, 2017.

•	PDL completed its $30 million share repurchase program, purchasing 13.3 million shares during the four-month period from the initial announcement in March 2017 through completion in June 2017.

Updates on royalty-bearing products relating to Queen et al. Patents

Tysabri® (Approved royalty-bearing product relating to Queen et al. patents)

•	Continue to receive royalties on Tysabri from Biogen with respect to sales of the licensed product manufactured prior to patent expiry in jurisdictions providing patent protection licenses.

•
PDL received a royalty payment for the second quarter of 2017 in the amount of $16.3 million for royalties earned on sales of Tysabri. The duration of this royalty payment is based on the sales of product manufactured prior to patent expiry, the amount of which is uncertain.

Noden Pharma

•
Noden US is commercializing Tekturna® and Tekturna HCT® in the United States and Noden Pharma DAC, an Irish based company, assumed commercialization responsibilities for Rasilez® and Rasilez HCT® in the rest of the world in the second half of 2017. The products are indicated for the treatment of hypertension.

•	PDL repurchased it’s non-controlling interest in Noden and now owns 100% of Noden and continues to hold three of five board seats.

•	Noden and PDL are evaluating additional specialty pharma products in the form of optimized, established medicines, to acquire for Noden.

•	Noden net revenue for the quarter ended June 30, 2017 was $16.2 million, with $12.9 million in US revenue and $3.3 million in the rest of world.

◦	Gross margins on the US revenue in the second quarter were approximately 81.0 percent.

◦
The $3.3 million of revenue for the ex-U.S. is net of cost of goods and a fee to Novartis through its transition services agreement and will continue until marketing authorizations have been transferred.

•	Novartis and Noden Pharma DAC are working to transfer the marketing authorizations from Novartis companies to Noden Pharma DAC or to deregister the products.

◦	These transfers (specifically EU, Switzerland, Canada and Japan) have been delayed per our original plan and are now expected to take place in the fourth quarter of this year.

◦	Novartis has begun deregistering the product in countries in which the products have limited sales volumes and low operating margins.

•
Noden filed its NDA for the pediatric indication and formulation of Tekturna. Approval is estimated to be sometime in the first quarter of 2018 and if approved, would grant Tekturna and Tekturna HCT an additional six months of marketing exclusivity in the US.

PDL BioPharma, Inc.
Q2 2017
August 3, 2017

•
Noden received a paragraph IV notice letter from Anchen Pharnaceuticals advising that Anchen had submitted an ANDA referencing Tekturna 150mg an 300mg tablets and containing certifications against U.S. Patent No. 8,617,595, which is listed in the Orange Book for Tekturna and expires on February 26, 2026. Noden filed a complaint for patent infringement in the US District Court of New Jersey against Anchen and Par Pharmaceuticals within 45 days from receipt of the paragraph IV notice letter. As a result, Anchen’s ANDA is subject to a stay of approval for up to 30 months. The proceeding is currently in the pre-trial phase.

Updates on Income Generating Assets

Royalty Rights Assets
The following table provides additional details with respect to the fair value of the PDL royalty rights assets as of December 31, 2016 and with changes to June 30, 2017 as reflected in our Balance Sheet:

	Fair Value as of	Change of	Royalty Rights -	Fair Value as of
(in thousands)	December 31, 2016	Ownership	Change in Fair Value	June 30, 2017
Depomed	$164,070	$—	$51,697	$215,767
VB	14,997	—	299	15,296
U-M	35,386	—	199	35,585
ARIAD	108,631	(108,169)	(462)	—
AcelRx	67,483	—	4,304	71,787
Avinger	1,638	—	(503)	1,135
KYBELLA	10,113	—	(6,725)	3,388
	$402,318	$(108,169)	$48,809	$342,958

The following table provides a summary of activity with respect to our royalty rights - change in fair value for the year ended June 30, 2017:

		Change in	Royalty Rights -
	Cash Royalties	Fair Value	Change in Fair Value
Depomed	$41,767	$51,697	$93,464
VB	701	299	1,000
U-M	1,828	199	2,027
ARIAD	3,081	(462)	2,619
AcelRx	46	4,304	4,350
Avinger	610	(503)	107
KYBELLA	29	(6,725)	(6,696)
	$48,062	$48,809	$96,871

Updates on Royalty Rights Assets

Depomed, Inc.

•	To date (through June 30, 2017), we have received cash royalty payments of $253.1 million of the $240.5 million investment.

•	Glumetza (and authorized generic version) royalty: 50% of net sales less COGS continues so long as the products are being commercialized. PDL is auditing Valeant.

•
In July 2017, PDL received a royalty payment from Valeant in the amount of $6.6 million for royalties earned on sales of Glumetza for the month of June. The royalty payment included royalties related to the authorized generic version of Glumetza. This payment will be recorded as part of PDL’s third quarter of 2017 revenue.

•	Recent product approvals, Jentadueto XR, Invokamet XR and Synjardy XR have yielded $17 million in milestones in 2016 and started generating royalties to PDL.

PDL BioPharma, Inc.
Q2 2017
August 3, 2017

•	Low to mid-single digit royalties to PDL on new product approvals expected to continue to 2023 for Invokamet XR and 2026 for Jentadueto XR and Synjardy XR.

Notes Receivable
The following table presents the fair value of assets and liabilities not subject to fair value recognition by level within the valuation hierarchy:

	June 30, 2017			December 31, 2016
	Carrying Value	Fair Value Level 2	Fair Value Level 3	Carrying Value	Fair Value Level 2	Fair Value Level 3
(In thousands)
Assets:
Wellstat Diagnostics note receivable	$50,191	$—	$51,315	$50,191	$—	$52,260
Hyperion note receivable	1,200	—	1,200	1,200	—	1,200
LENSAR note receivable	—	—	—	43,909	—	43,900
Direct Flow Medical note receivable	—	—	—	10,000	—	10,000
kaléo note receivable	146,654	—	143,591	146,685	—	142,539
CareView note receivable	19,148	—	19,300	18,965	—	19,200
Total	$217,193	$—	$215,406	$270,950	$—	$269,099

Updates on Notes Receivable

Wellstat Diagnostics, LLC

•
In NY court action commenced by PDL to collect from related entities who are guarantors of the loan, the judge ruled in favor of PDL. On appeal, the appellate division of the NY court reversed on procedural grounds the portion of the decision granting PDL summary judgment, remanding the case to the trial division for a plenary action. The action is currently before the NY trial court and in the pre-trial phase. The parties will have the opportunity to conduct discovery and file dispositive motions prior to trial. No trial date has been set yet.

Direct Flow Medical, Inc.

•	PDL initiated foreclosure proceedings in January 2017 which resulted in obtaining ownership of certain of the DFM assets through a wholly-owned subsidiary, DFM, LLC.

•	PDL wrote off $51.1 million of assets against ordinary income in Q4 2016.

•	YTD 2017, PDL monetized $8.1 million of those assets. PDL is in the process of monetizing the ex-China assets of DFM, LLC. The amount of which recovery, if any, is unknown at this time.

•	As of June 30, 2017 remaining foreclosed assets are recorded as assets held for sale with a carrying value of $1.9 million.

LENSAR Credit Agreement

•	LENSAR has emerged from bankruptcy, and LENSAR and PDL completed LENSAR’s financial restructuring with a court-approved exit plan finalized on May 11, 2017.

•	As a result of the restructuring, PDL converted most of its debt to an equity ownership position.

•	LENSAR is now a wholly-owned subsidiary of PDL, and PDL began consolidating LENSAR’s financial statements with PDL effective May 11, 2017.

kaleo, Inc.

•	Despite Auvi-Q being voluntarily pulled from market and Sanofi returning the product right to kaléo, kaléo has made all required interest payments in full and on time to date.

•	Auvi-Q returned to the market in February 2017 and third party reports suggest strong sales.

•	Evzio sales have been much stronger than projected so far. This is secondary source of repayment to PDL.

PDL BioPharma, Inc.
Q2 2017
August 3, 2017

•	In the second quarter of 2017, PDL recognized and was paid $4.7 million in interest revenue from the kaléo note.

CareView Communications, Inc.

•
A second $20.0 million tranche was to be funded by PDL upon CareView’s attainment of specified milestones relating to the placement of CareView Systems and financial targets and was to be accomplished no later than June 30, 2017. These milestones were not achieved, and there is no additional funding obligation due to CareView from PDL.

•	In the second quarter of 2017, PDL recognized and was paid $0.7 million in interest revenue from the CareView note.

Forward-looking Statements
This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important risks and uncertainties with respect to the Company's business are disclosed in the risk factors contained in the Company's Annual Report on Form 10-K, as updated by subsequent quarterly reports filed with the Securities and Exchange Commission, as updated by subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward looking statement except as required by law.

PDL BioPharma, Inc.
Q2 2017
August 3, 2017

Queen et al. Royalties
Royalty Revenue by Product ($ in 000's) *
Tysabri	Q1	Q2	Q3	Q4	Total
2017	14,156	16,284	—	—	30,440
2016	13,970	14,232	14,958	15,513	58,673
2015	14,385	13,614	13,557	14,031	55,587
2014	12,857	13,350	16,048	15,015	57,270
2013	12,965	13,616	11,622	12,100	50,304
2012	11,233	12,202	11,749	12,255	47,439
2011	9,891	10,796	11,588	11,450	43,725
2010	8,791	8,788	8,735	9,440	35,754
2009	6,656	7,050	7,642	8,564	29,912
2008	3,883	5,042	5,949	6,992	21,866
2007	839	1,611	2,084	2,836	7,370
2006	—	—	—	237	237
* As reported to PDL by its licensees. Totals may not sum due to rounding.

PDL BioPharma, Inc.
Q2 2017
August 3, 2017

Queen et al. Sales Revenue
Reported Licensee Net Sales Revenue by Product ($ in 000's) *
Tysabri	Q1	Q2	Q3	Q4	Total
2017	471,877	542,761	—	—	1,014,638
2016	465,647	474,379	498,618	517,099	1,955,743
2015	479,526	453,786	451,898	467,735	1,852,945
2014	428,561	442,492	534,946	500,511	1,906,510
2013	434,677	451,358	387,407	403,334	1,676,776
2012	374,430	401,743	391,623	408,711	1,576,508
2011	329,696	356,876	388,758	381,618	1,456,948
2010	293,047	287,925	293,664	316,657	1,191,292
2009	221,854	229,993	257,240	285,481	994,569
2008	129,430	163,076	200,783	233,070	726,359
2007	30,468	48,715	71,972	94,521	245,675
2006	—	—	—	7,890	7,890
* As reported to PDL by its licensee. Dates in above charts reflect when PDL receives royalties on sales. Sales occurred in the quarter prior to the dates in the above charts.
Totals may not sum due to rounding.